Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-125390 on Form S-8 of our report dated March 1, 2013, relating to the statements of financial condition and related statements of income and changes in plan equity of Post Properties, Inc. 2005 Non-Qualified Employee Stock Purchase Plan appearing in this Annual Report on Form 11-K of Post Properties, Inc. 2005 Non-Qualified Employee Stock Purchase Plan for the year ended December 31, 2012.

/s/ Deloitte & Touche LLP

Atlanta, Georgia

March 1, 2013